CONSENT OF INDEPENDENT AUDITORS





We consent to the inclusion of our report dated September 30, 1994, on the consolidated financial statements of Medical Service Agency, Inc. and subsidiary and the reference to our firm under the caption "Financial Statements" in in the Pre-Effective Amendment No. 2 to the S-1 Registration Statement for 7,423,024 shares of common stock of MedNet, MPC Corporation.

                                        /s/ McKonley & Asbury



Harrisburg, Pennsylvania
June 24, 1996